EXECUTION COPY

2,857,143 Shares

UNIVERSAL TRAVEL GROUP

Common Stock

UNDERWRITING AGREEMENT

June 15, 2010

Brean Murray Carret & Co., LLC, as representative of the
several underwriters listed on Schedule IV hereto
c/o Brean Murray Carret & Co., LLC
570 Lexington Avenue
New York, NY 10022-6822

Ladies and Gentlemen:

Universal Travel Group, a Nevada corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to Brean Murray, Carret & Co, LLC (“Brean” or the “Representative”) as representative of the underwriters listed on Schedule IV hereto, (collectively, the Underwriters”) an aggregate of 2,857,143 authorized but unissued shares (the “Underwritten Shares”) of Common Stock, par value $0.001 per share (the “Common Stock”), of the Company.  The Company has granted the Representative the option to purchase an aggregate of up to 428,572 additional shares of Common Stock (the “Additional Shares”) as may be necessary to cover over-allotments made in connection with the offering.  The Underwritten Shares and Additional Shares are collectively referred to as the “Shares.”

The Company and the Representative hereby confirm their agreement as follows:

1.           Registration Statement and Prospectus.  The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-161139) under the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations (the “Rules and Regulations”) of the Commission thereunder, and such amendments to such registration statement (including post effective amendments) as may have been required to the date of this Agreement.  Such registration statement, as amended (including any post effective amendments) has been declared effective by the Commission.  Such registration statement, including amendments thereto (including post effective amendments thereto) at such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at such time and the documents and information otherwise deemed to be a part thereof or included therein by Rule 430B under the Securities Act or otherwise pursuant to the Rules and Regulations at such time, is herein called the “Registration Statement.”  If the Company has filed or files an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term Registration Statement shall include such Rule 462 Registration Statement.

The Company is filing with the Commission pursuant to Rule 424 under the Securities Act a final prospectus supplement relating to the Shares to a form of prospectus included in the Registration Statement.  Such prospectus in the form in which it appears in the Registration Statement is hereinafter called the “Base Prospectus,” and such final prospectus supplement as filed, along with the Base Prospectus, is hereinafter called the “Final Prospectus.”  Such Final Prospectus and any preliminary prospectus supplement or “red herring,” in the form in which they shall be filed with the Commission pursuant to Rule 424(b) under the Securities Act (including the Base Prospectus as so supplemented) is hereinafter called a “Prospectus.”  Any reference herein to the Base Prospectus, the Final Prospectus or a Prospectus shall be deemed to include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the date of such Prospectus.

For purposes of this Agreement, all references to the Registration Statement, the Rule 462 Registration Statement, the Base Prospectus, the Final Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Interactive Data Electronic Applications system.  All references in this Agreement to financial statements and schedules and other information which is “described,” “contained,” “included” or “stated” in the Registration Statement, the Rule 462 Registration Statement, the Base Prospectus, the Final Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements, pro forma financial information and schedules and other information which is incorporated by reference in or otherwise deemed by the Rules and Regulations to be a part of or included in the Registration Statement, the Rule 462 Registration Statement, the Base Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Rule 462 Registration Statement, the Base Prospectus, the Final Prospectus or the Prospectus shall be deemed to mean and include the subsequent filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that is deemed to be incorporated therein by reference therein or otherwise deemed by the Rules and Regulations to be a part thereof.

2.           Representations and Warranties of the Company Regarding the Offering.

(a)          The Company represents and warrants to, and agrees with the Underwriters, as of the date hereof and as of the Closing Date (as defined in Section 5(b) below), except as otherwise indicated, as follows:

(i)           At each time of effectiveness, at the date hereof and at the Closing Date, the Registration Statement and any post-effective amendment thereto complied or will comply in all material respects with the requirements of the Securities Act and the Rules and Regulations and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  The Time of Sale Disclosure Package (as defined in Section 2(a)(iii)(A)(1) below) as of the date hereof and at the Closing Date, and the Final Prospectus, as amended or supplemented, at the time of filing pursuant to Rule 424(b) under the Securities Act and at the Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The representations and warranties set forth in the two immediately preceding sentences shall not apply to statements in or omissions from the Registration Statement or any Prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Underwriters specifically for use in the preparation thereof.  The Registration Statement (including each document incorporated by reference therein) contains all exhibits and schedules required to be filed by the Securities Act or the Rules and Regulations.  No order preventing or suspending the effectiveness or use of the Registration Statement or any Prospectus is in effect and no proceedings for such purpose have been instituted or are pending, or, to the knowledge of the Company, are contemplated or threatened by the Commission.

(ii)          The documents incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and any Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, were filed on a timely basis with the Commission and none of such documents, when they were filed (or, if amendments to such documents were filed, when such amendments were filed), contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Any further documents so filed and incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iii)         (A)  The Company has provided a copy to the Underwriters of each Issuer Free Writing Prospectus (as defined below) used in the sale of Shares.  The Company has filed all Issuer Free Writing Prospectuses required to be so filed with the Commission, and no order preventing or suspending the effectiveness or use of any Issuer Free Writing Prospectus is in effect and no proceedings for such purpose have been instituted or are pending, or, to the knowledge of the Company, are contemplated or threatened by the Commission.  When taken together with the rest of the Time of Sale Disclosure Package or the Final Prospectus, since its first use and at all relevant times since then, no Issuer Free Writing Prospectus has, does or will include (1) any untrue statement of a material fact or omission to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (2) information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Final Prospectus.  The representations and warranties set forth in the immediately preceding sentence shall not apply to statements in or omissions from the Time of Sale Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Underwriters specifically for use in the preparation thereof.  As used in this paragraph and elsewhere in this Agreement:

  (1)         “Time of Sale Disclosure Package” means the Base Prospectus, the Prospectus most recently filed with the Commission before the time of this Agreement, including any preliminary prospectus supplement deemed to be a part thereof, each Issuer Free Writing Prospectus.

  (2)         “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Shares that (A) is required to be filed with the Commission by the Company, or (B) is exempt from filing pursuant to Rule 433(d)(5)(i) or (d)(8) under the Securities Act, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

(B)         At the time of filing of the Registration Statement and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act or an “excluded issuer” as defined in Rule 164 under the Securities Act.

(C)         Each Issuer Free Writing Prospectus satisfied, as of its issue date and at all subsequent times through the Prospectus Delivery Period, all other conditions as may be applicable to its use as set forth in Rules 164 and 433 under the Securities Act, including any legend, record-keeping or other requirements.

(iv)         The financial statements of the Company, together with the related notes, included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and fairly present the financial condition of the Company as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein.  No other financial statements, pro forma financial information or schedules are required under the Securities Act to be included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus.  To the Company’s knowledge, Acquavella, Chiarelli, Shuster, Berkower & Co., LLP and  Morgenstern, Svoboda &  Baer LLP which have expressed their respective opinions with respect to the financial statements and schedules filed as a part of the Registration Statement and included in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus are independent public accounting firms with respect to the Company within the meaning of the Securities Act and the Rules and Regulations.

(v)          The Company had a reasonable basis for, and made in good faith, each “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus.

(vi)         All statistical or market-related data included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources, to the extent required.

(vii)        The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is included or approved for inclusion on the New York Stock Exchange (“NYSE”).. There is no action pending by the Company or, to the Company’s knowledge, for the NYSE to delist the Common Stock from the NYSE, nor has the Company received any notification that the NYSE  is contemplating terminating such listing.  When issued, the Shares will be listed on the NYSE.

(viii)       The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(ix)          The Company is not and during the past three years neither the Company nor any predecessor was: (A) a blank check company as defined in Rule 419(a)(2) of the Securities Act, or (B) a shell company, other than a business combination shell company, each as defined in Rule 405 of the Securities Act.

(x)           The Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(xi)          The Company was at the time of filing the Registration Statement, and at the date hereof, remains eligible to use Form S-3 under the Securities Act.

(b)          Any certificate signed by any officer of the Company and delivered to the Underwriters or to the Underwriters’ counsel shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

3.           Representations and Warranties Regarding the Company.

(a)          The Company represents and warrants to and agrees with, the Underwriters, except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, as follows:

(i)           Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its subsidiaries has the corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have or is reasonably likely to result in a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, or in its ability to perform its obligations under this Agreement (“Material Adverse Effect”).

(ii)          The Company has the power and authority to enter into this Agreement and to authorize, issue and sell the Shares as contemplated by this Agreement.  This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

(iii)         The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not (A) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any law, rule or regulation to which the Company or any subsidiary is subject, or by which any property or asset of the Company or any subsidiary is bound or affected, (B) conflict with, result in any violation or breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, lease, credit facility, debt, note, bond, mortgage, indenture or other instrument (the “Contracts”) or obligation or other understanding to which the Company or any subsidiary is a party of by which any property or asset of the Company or any subsidiary is bound or affected, except to the extent that such conflict, default, termination, amendment, acceleration or cancellation right is not reasonably likely to result in a Material Adverse Effect, or (C) result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Company’s charter or by-laws.

(iv)         Neither the Company nor any of its subsidiaries is in violation, breach or default under its certificate of incorporation, by-laws or other equivalent organizational or governing documents, except where the violation, breach or default in the case of a subsidiary of the Company is not reasonably likely to result in a Material Adverse Effect.

(v)          All consents, approvals, orders, authorizations and filings required on the part of the Company and its subsidiaries and affiliates in connection with the execution, delivery or performance of this Agreement have been obtained or made, other than such consents, approvals, orders and authorizations the failure of which to make or obtain is not reasonably likely to result in a Material Adverse Effect.

(vi)         All of the issued and outstanding shares of capital stock of the Company are duly authorized and validly issued, fully paid and nonassessable, and have been issued in compliance with all applicable securities laws, and conform to the description thereof in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.  Except for the issuances of options or restricted stock in the ordinary course of business, since the respective dates as of which information is provided in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, the Company has not entered into or granted any convertible or exchangeable securities, options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company any shares of the capital stock of the Company.  The Shares, when issued, will be duly authorized and validly issued, fully paid and nonassessable, will be issued in compliance with all applicable securities laws, and will be free of preemptive or registration rights.

(vii)        Each of the Company and its subsidiaries and affiliates  has filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof.  Each of the Company and its subsidiaries and affiliates has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company or such respective subsidiary.  The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements.  Except as disclosed in writing to the Representative, (i) no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or its subsidiaries or affiliates, and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or its subsidiaries or affiliates.  The term “taxes” mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto.  The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

(viii)       Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, (a) neither the Company nor any of its subsidiaries or affiliates has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (b) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock; (c) there has not been any change in the capital stock of the Company or any of its subsidiaries  or affiliates (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or the issuance of restricted stock awards or restricted stock units under the Company’s existing stock awards plan, or any new grants thereof in the ordinary course of business), (d) there has not been any material change in the Company’s long-term or short-term debt, and (e) there has not been the occurrence of any Material Adverse Effect.

(ix)          There is not pending or, to the knowledge of the Company, threatened, any action, suit or proceeding to which the Company or any of its subsidiaries or affiliates  is a party or of which any property or assets of the Company is the subject before or by any court or governmental agency, authority or body, or any arbitrator or mediator, which is reasonably likely to result in a Material Adverse Effect.

(x)           The Company and each of its subsidiaries and affiliates holds, and is in compliance with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders (“Permits”) of any governmental or self-regulatory agency, authority or body required for the conduct of its business, and all such Permits are in full force and effect, in each case except where the failure to hold, or comply with, any of them is not reasonably likely to result in a Material Adverse Effect.

(xi)          The Company and its subsidiaries and affiliates have good and marketable title to all property (whether real or personal) described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus as being owned by them that are material to the business of the Company, in each case free and clear of all liens, claims, security interests, other encumbrances or defects, except those that are not reasonably likely to result in a Material Adverse Effect.  The property held under lease by the Company and its subsidiaries and affiliates is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company and its subsidiaries and affiliates.

(xii)         The Company and each of its subsidiaries and affiliates owns or possesses or has valid right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights (“Intellectual Property”) necessary for the conduct of the business of the Company and its subsidiaries and affiliates as currently carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.  To the knowledge of the Company, no action or use by the Company or any of its subsidiaries or affiliates will involve or give rise to any infringement of, or license or similar fees for, any Intellectual Property of others, except where such action, use, license or fee is not reasonably likely to result in a Material Adverse Effect.  Neither the Company nor any of its subsidiaries or affiliates has received any notice alleging any such infringement or fee.

(xiii)        The Company and each of its subsidiaries and affiliates has complied with, is not in violation of, and has not received any notice of violation relating to any law, rule or regulation relating to the conduct of its business, or the ownership or operation of its property and assets, including, without limitation, (A) the Currency and Foreign Transactions Reporting Act of 1970, as amended, or any money laundering laws, rules or regulations, (B) any laws, rules or regulations related to health, safety or the environment, including those relating to the regulation of hazardous substances, (C) the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder, (D) the Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder, and (E) the Employment Retirement Income Security Act of 1974 and the rules and regulations thereunder, in each case except where the failure to be in compliance is not reasonably likely to result in a Material Adverse Effect.

(xiv)       Neither the Company nor any of its subsidiaries or affiliates nor, to the knowledge of the Company, any director, officer, employee, representative, agent or affiliate of the Company or any of its subsidiaries or affiliates is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares contemplated hereby, or lend, contribute or otherwise make available such proceeds to any person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xv)        The Company and each of its subsidiaries and affiliates carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries in the territory where the operation of the Company is located.

(xvi)       No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that is reasonably likely to result in a Material Adverse Effect.

(xvii)      Neither the Company, its subsidiaries, its affiliates nor, to its knowledge, any other party is in violation, breach or default of any Contract that is reasonably likely to result in a Material Adverse Effect.

(xviii)     No supplier, customer, distributor or sales agent of the Company has notified the Company that it intends to discontinue or decrease the rate of business done with the Company, except where such decrease is not reasonably likely to result in a Material Adverse Effect.

(xix)        There are no claims, payments, issuances, arrangements or understandings for services in the nature of a finder’s, consulting or origination fee with respect to the introduction of the Company to the Underwriters or the sale of the Shares hereunder or any other arrangements, agreements, understandings, payments or issuances with respect to the Company that may affect the Underwriters’ compensation, as determined by FINRA.

(xx)         Except as disclosed to the Underwriters in writing, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to (i) any person, as a finder’s fee, investing fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who provided capital to the Company, (ii) any FINRA member, or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member within the 12-month period prior to the date on which the Registration Statement was filed with the Commission (“Filing Date”) or thereafter.

(xxi)        None of the net proceeds of the offering will be paid by the Company to any participating FINRA member or any affiliate or associate of any participating FINRA member, except to the Underwriters or as specifically authorized herein.

(xxii)       To the Company’s knowledge, no (i) officer or director of the Company or its subsidiaries, (ii) owner of 5% or more of the Company’s unregistered securities or that of its subsidiaries or (iii) owner of any amount of the Company’s unregistered securities acquired within the 180-day period prior to the Filing Date, has any direct or indirect affiliation or association with any FINRA member.  The Company will advise the Underwriters and their counsel if it becomes aware that any officer, director or stockholder of the Company or its subsidiaries is or becomes an affiliate or associated person of a FINRA member participating in the offering.

(xxiii)      Other than the Underwriters, no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the transactions contemplated hereby.

(xxiv)     As of December 31, 2009, the Company was a “smaller reporting company” as such term is defined in Rule 12b-2 of the Securities Exchange Act of 1934.

(xxv)       As of December 10, 2009, the market value of the Company’s outstanding common stock held other than by affiliates of the Company was in excess of $100,000,000.

4.           Representations and Warranties of the Company Regarding the PRC.

(i)           The Company represents and warrants to, and agrees with, the Underwriters, as of the date hereof and as of the Closing Date, as follows:

(ii)          The Company conducts substantially all of its operations and generates substantially all of its revenue through (i) Shenzhen Yuzhilu Aviation Service Co., Ltd. , a wholly foreign-owned enterprise formed under the laws of the People’s Republic of China (“PRC”) (“Yuzhilu”, ) (ii) Shanghai Lanbao Travel Service Co., Ltd., a limited liability company formed under the laws of the PRC (“Lanbao”), (iii) Xian Golden Net Travel Serve Services, Ltd., a limited liability company formed under the laws of the PRC (“Golden Net”), (iv) Foshan Overseas International Travel Service Co. Ltd., a limited liability company formed under the laws of the PRC (“Foshan”), (v) Chongqing Universal Travel E-Commerce Co., Ltd., a limited liability company formed under the laws of the PRC (“Chongqing”), (vi) Universal Travel   International Agency Co., Ltd (now known as Shenzheng Universal Travel Agenct Co., Ltd)., a limited liability company formed under the laws of the PRC (“Universal”), (vii) Huangshan Holiday Travel Service Co., Ltd.., a limited liability company formed under the laws of the PRC (“Huangshan”) (viii) Hebei Tianyuan International Travel Agency Co., Ltd ., a limited liability company formed under the laws of the PRC (“Hebei”) and (ix) Yulongkang Travel Agency Co., Ltd ., a limited liability company formed under the laws of the PRC (“Yulongkang”, and collectively with Yuzhilu, Lanbao, Golden Net, Foshan, Chingqing, Universal, Huangshan and Heibei, the“PRC Subsidiaries” or  the “PRC Entities”)

(iii)         Each of the PRC Entities has been duly established, is validly existing as a company in good standing under the laws of the PRC, has the corporate power and authority to own its property and to conduct its business as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and is duly qualified to transact business in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, have a Material Adverse Effect.  Each PRC Entity has applied for and obtained all requisite licenses, certificates, authorizations, clearances and permits required under PRC law as necessary for the conduct of its businesses. None of the PRC Entities has received any notice of proceedings relating to the revocation or modification of such licenses, certificates, authorizations, clearances or permits and such licenses, certificates, authorizations, clearances and permits will be renewed as promptly as possible and prior to their respective expiration dates.  Each PRC Entity has complied in all material respects with all PRC Laws in connection with foreign exchange, including without limitation, carrying out all relevant filings, registrations and applications for relevant permits with the PRC State Administration of Foreign Exchange and any other relevant  authorities, and all such permits are validly subsisting.  The registered capital of each PRC Entity has been fully paid up in accordance with the schedule of payment stipulated in its respective articles of association, approval document, certificate of approval and legal person business license (hereinafter referred to as the “Establishment Documents”) and in compliance with PRC laws and regulations, and there is no outstanding capital contribution commitment for any PRC Entity.  The Establishment Documents of the PRC Entities have been duly approved in accordance with the laws of the PRC and are valid and enforceable.  The business scope specified in the Establishment Documents of each PRC Entity complies with the requirements of all relevant PRC laws and regulations.  The outstanding equity interests of each PRC Entity is owned of record by the respective entities or individuals identified as the registered holders thereof in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.  The outstanding equity interests of each of the PRC Entities are free and clear of all liens, charges, claims, encumbrances and restrictions whatsoever.

(iv)         None of the PRC Entities is currently prohibited, directly or indirectly, from paying any dividends to the Company (or the Company’s subsidiary that holds the outstanding equity interest or controlling interest of such PRC Entity).

(v)          None of the PRC Entities nor any of their properties, assets or revenues are entitled to any right of immunity on the grounds of sovereignty from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from services of process, from attachment prior to or in aid of execution of judgment, or from any other legal process or proceeding for the giving of any relief or for the enforcement of any judgment.

(vi)         It is not necessary that this Agreement, the Registration Statement, the Time of Sale Disclosure Package, the Prospectus or any other document be filed or recorded with any governmental agency, court or other authority in the PRC.

(vii)        No transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding taxes or duties are payable in the PRC by or on behalf of the Underwriters to any PRC taxing authority in connection with (i) the issuance, sale and delivery of the Shares by the Company and the delivery of the Shares to or for the account of the Underwriters, (ii) the purchase from the Company and the initial sale and delivery by the Underwriters of the Shares to purchasers thereof, or (iii) the execution and delivery of this Agreement.

(viii)       The Company has taken all necessary steps to comply with, and to ensure compliance by all of the Company’s direct or indirect shareholders and option holders who are PRC residents with, any applicable rules and regulations of the PRC State Administration of Foreign Exchange of the PRC (the “SAFE Rules and Regulations”), including, without limitation, requiring each shareholder and option holder that is, or is directly or indirectly owned or controlled by, a PRC resident to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

(ix)          The issuance and sale of the Shares, the listing and trading of the Shares on the NYSE and the consummation of the transactions contemplated by this Agreement, the Registration Statement, the Time of Sale Disclosure Package and the Prospectus are not and will not be, as of the date hereof and on the Closing Date, affected by the M&A Rules or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the M&A Rules, including the guidance and notices issued by the CSRC on September 8 and September 21, 2006 (together with the M&A Rules, the “M&A Rules and Related Clarifications”).

(x)           The Company has taken all necessary steps to ensure compliance by each of its shareholders, option holders, directors, officers and employees that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the PRC Ministry of Commerce, the PRC National Development and Reform Commission and the PRC State Administration of Foreign Exchange) relating to overseas investment by PRC residents and citizens (the “PRC Overseas Investment and Listing Regulations”), including, requesting each shareholder, option holder, director, officer, employee and participant that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations.

(xi)          As of the date hereof, the M&A Rules and Related Clarifications do not require the Company to obtain the approval of the CSRC prior to the issuance and sale of the Shares, the listing and trading of the Shares on the NYSE, or the consummation of the transactions contemplated by this Agreement, the Registration Statement, the Time of Sale Disclosure Package or the Prospectus.

(xii)         There are no material legal or governmental actions, suits or proceedings pending, or, to the Company’s knowledge, threatened to which the Company or any of the PRC Entities is or may be a party or by which any property owned or leased by any of the PRC Entities is or may be the subject and neither the Company nor any of the PRC Entities or any of their respective properties or assets is a party to or subject to the provisions of any material injunction, judgment, decree or order of any court or regulatory body.

5.           Purchase, Sale and Delivery of Shares.

(a)          On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Underwritten Shares to the Underwriters, and the Underwriters agrees to purchase the Underwritten Shares.  The purchase price for each Underwritten Share shall be $6.65 per share (the “Per Share Price”).

(b)          The Company hereby grants to the Representative the option to purchase some or all of the Additional Shares and, upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Representative shall have the right to purchase all or any portion of the Additional Shares at the Per Share Price as may be necessary to cover over-allotments made in connection with the transactions contemplated hereby.  This option may be exercised by the Representative at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Company (the “Option Notice”).  The Option Notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Closing Date (as defined below) nor earlier than the first business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised unless the Company and the Representative otherwise agree.  If the Representative elects to purchase less than all of the Additional Shares, the Company agrees to sell to the Representative  the number of Additional Shares specified in such notice.

Payment of the purchase price for and delivery of the Additional Shares shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Underwritten Shares as set forth in subparagraph (c) below.  For the purpose of expediting the checking of the certificate for the Additional Shares by the Representative, the Company agrees to make a form of such certificate available to the Representative for such purpose at least one full business day preceding the Option Closing Date.

The Underwritten Shares will be delivered by the Company to the Underwriters against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company at the offices of Brean Murray, Carret & Company, LLC, 570 Lexington Avenue, New York, NY 10022-6822, or such other location as may be mutually acceptable, at 9:00 a.m. EST, on the third (or if the Underwritten Shares are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, the fourth) full business day following the date hereof, or at such other time and date as the Representative and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, or, in the case of the Additional Shares, at such date and time set forth in the Option Notice.  The time and date of delivery of the Underwritten Shares or the Additional Shares, as applicable, is referred to herein as the “Closing Date.”  If the Representative so elects, delivery of the Underwritten Shares and Additional Shares may be made by credit through full fast transfer to the account at The Depository Trust Company designated by the Representative.  Certificates representing the Shares, in definitive form and in such denominations and registered in such names as the Underwriters may request upon at least two business days’ prior notice to the Company, will be made available for checking and packaging not later than 9:30 a.m. EST on the business day next preceding the Closing Date at the above addresses, or such other location as may be mutually acceptable.

6.           Covenants.

(a)          The Company covenants and agrees with the Underwriters as follows:

(i)           During the period beginning on the date hereof and ending on the later of the Closing Date or such date as determined by the Representative,  the Prospectus is no longer required by law to be delivered in connection with sales by an underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, including any Rule 462 Registration Statement, the Time of Sale Disclosure Package or the Prospectus, the Company shall furnish to the Underwriters for review and comment a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Underwriters reasonably objects.

(ii)          From the date of this Agreement until the end of the Prospectus Delivery Period, the Company shall promptly advise Brean in writing (A) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (B) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, (C) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending its use or the use of the Time of Sale Disclosure Package or any Issuer Free Writing Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes.  If the Commission shall enter any such stop order at any time during the Prospectus Delivery Period, the Company will use its reasonable efforts to obtain the lifting of such order at the earliest possible moment.  Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 430B, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or 164(b) of the Securities Act).

(iii)         (A)  During the Prospectus Delivery Period, the Company will comply with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, and by the Exchange Act, as now and hereafter amended, so far as necessary to permit the continuance of sales of or dealings in the Shares as contemplated by the provisions hereof, the Time of Sale Disclosure Package, the Registration Statement and the Prospectus.  If during such period any event occurs the result of which the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package ) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary or appropriate in the opinion of the Company or its counsel or the Representative or its counsel to amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package ) to comply with the Securities Act or to file under the Exchange Act any document that would be deemed to be incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, the Company will promptly notify the Representative and will amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) or file such document (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(B)         If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development the result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or any Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has promptly notified or promptly will notify the Underwriter and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(iv)         The Company shall take or cause to be taken all necessary action to qualify the Shares for sale under the securities laws of such jurisdictions as the Representative reasonably designates and to continue such qualifications in effect so long as required for the distribution of the Shares, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified, to execute a general consent to service of process in any state or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

(v)          The Company will furnish to the Underwriters and counsel for the Underwriters copies of the Registration Statement, each Prospectus, any Issuer Free Writing Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters may from time to time reasonably request.

(vi)         The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid  (A) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriters of the Shares, (B) all expenses and fees (including, without limitation, fees and expenses of the Company’s counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Shares, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and any amendment thereof or supplement thereto, (C) all reasonable filing fees and reasonable fees and disbursements of the Underwriters’ counsel incurred in connection with the qualification of the Shares for offering and sale by the Underwriters or by dealers under the securities or blue sky laws of the states and other jurisdictions that the Underwriters shall designate, (D) the fees and expenses of any transfer agent or registrar, (E) the reasonable filing fees and reasonable fees and disbursements of Underwriters’ counsel incident to any required review and approval by FINRA, of the terms of the sale of the Shares, (F) listing fees, if any, and (G) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein (the “Underwriters’ Expenses”). If this Agreement is terminated by the Representative in accordance with the provisions of Section 7 or Section 10, the Company will reimburse the Underwriters for all out-of-pocket disbursements (including, but not limited to, reasonable fees and disbursements of counsel, travel expenses, postage, facsimile and telephone charges) incurred by the Underwriters in connection with their investigation, preparing to market and marketing the Shares or in contemplation of performing its obligations hereunder.

(vii)        The Company intends to apply the net proceeds from the sale of the Shares to be sold by it hereunder for the purposes set forth in the Time of Sale Disclosure Package and in the Final Prospectus.

(viii)       The Company has not taken and will not take, directly or indirectly, during the Prospectus Delivery Period, any action designed to or which might reasonably be expected to cause or result in, or that has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(ix)          The Company represents and agrees that, unless it obtains the prior written consent of the Representative, and the Representative represents and agrees that, unless it obtains the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus.  Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied or will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record-keeping.

(x)           The Company hereby agrees that, without the prior written consent of the Representative, it will not, during the period ending 90 days after the date hereof (“Lock-Up Period”), (i) offer, pledge, issue, sell, contract to sell, purchase, contract to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock; or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; or (iii) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.  The restrictions contained in the preceding sentence shall not apply to (1) the Shares to be sold hereunder, (2) the issuance of Common  Stock upon the exercise of options or warrants disclosed as outstanding in the Registration Statement (excluding exhibits thereto) or the Prospectus, or (3) the issuance of employee stock options not exercisable during the Lock-Up Period and the grant of restricted stock awards or restricted stock units pursuant to equity incentive plans described in the Registration Statement (excluding exhibits thereto) and the Prospectus.  Notwithstanding the foregoing, if (x) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the Lock-Up Period, or (y) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless the Representative waives such extension in writing.

7.           Conditions of the Underwriters’s Obligations.  The obligations of the Underwriters hereunder to purchase the Shares are subject to the accuracy, as of the date hereof and at the Closing Date (as if made at the Closing Date), of and compliance with all representations, warranties and agreements of the Company contained herein, the performance by the Company of its obligations hereunder and the following additional conditions:

(a)          If filing of the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, is required under the Securities Act or the Rules and Regulations, the Company shall have filed the Prospectus (or such amendment or supplement) or such Issuer Free Writing Prospectus with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8) or 164(b) under the Securities Act); the Registration Statement shall remain effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof, any Rule 462 Registration Statement, or any amendment thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; any request of the Commission or the Underwriters for additional information (to be included in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or otherwise) shall have been complied with to the the Representative’s satisfaction.

(b)          FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(c)          The Representative shall not have reasonably determined, and advised the Company, that the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus, contains an untrue statement of fact which is material, or omits to state a fact which is material and is required to be stated therein or necessary to make the statements therein not misleading.

(d)          On or after the date hereof (i) no downgrading shall have occurred in the rating accorded any of the Company’s securities by any “nationally recognized statistical organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s securities.

(e)          On the Closing Date, there shall have been furnished to the Underwriters the opinion and negative assurance letters of Sichenzia Ross Friedman LLP, counsel to the Company dated the Closing Date and addressed to the Underwriters substantially in the form as set forth in Schedule II.

(f)           On the Closing Date, there shall have been furnished to the Underwriters the opinion of China Commercial Law Co., the Company’s PRC counsel, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth in Schedule III.

(g)          The Underwriters shall have received the letter of, Acquavella, Chiarelli, Shuster, Berkower & Co., LLP on the date hereof and on the Closing Date addressed to the Underwriters, confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and confirming, as of the date of each such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Time of Sale Disclosure Package, as of a date not prior to the date hereof or more than five days prior to the date of such letter), the conclusions and findings of said firm with respect to the financial information and other matters required by the Underwriters.

(h)          On the Closing Date, there shall have been furnished to the Underwriters a certificate, dated the Closing Date and addressed to the Underwriters, signed by the chief executive officer and the chief financial officer of the Company, in their capacity as officers of the Company, to the effect that:

(i)           The representations and warranties of the Company in this Agreement are true and correct, in all material respects, as if made at and as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)          No stop order or other order (A) suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof, (B) suspending the qualification of the Shares for offering or sale, or (C) suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, has been issued, and no proceeding for that purpose has been instituted or, to their knowledge, is contemplated by the Commission or any state or regulatory body; and

(iii)         There has been no occurrence of any event resulting or reasonably likely to result in a Material Adverse Effect during the period from and after the date of this Agreement and prior to the Closing Date.

(i)           On or before the date of this Agreement, the Representative shall have received a duly executed “lock-up” agreement, in the form attached hereto as Schedule V, between the Representative and Jiangping Jiang.

(j)           The Company shall have furnished to the Representative and its counsel such additional documents, certificates and evidence as the Representative or its counsel may have reasonably requested.

If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Company at any time at or prior to the Closing Date and such termination shall be without liability of any party to any other party, except that Section 6(a)(vi), Section 8 and Section 9 shall survive any such termination and remain in full force and effect.

8.           Indemnification and Contribution.

(a)           The Company agrees to indemnify, defend and hold harmless the Underwriters, its  affiliates, directors and officers and employees, and each person, if any, who controls the Underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which the Underwriters or such person may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Rules and Regulations, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Registration Statement or the Prospectus), or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) in whole or in part, any inaccuracy in the representations and warranties of the Company contained herein, or (iii) in whole or in part, any failure of the Company to perform its obligations hereunder or under law, and will reimburse the Underwriters for any legal or other expenses reasonably incurred by it in connection with evaluating, investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Underwriters specifically for use in the preparation thereof.

(b)           The Underwriters will indemnify, defend and hold harmless the Company , its respective affiliates, directors, officers and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Underwriters), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Underwriters specifically for use in the preparation thereof, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with defending against any such loss, claim, damage, liability or action.

(c)           Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure.  In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that if (i) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (ii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (iii) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, the indemnified party shall have the right to employ a single counsel to represent it in any claim in respect of which indemnity may be sought under subsection (a) or (b) of this Section 7, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the indemnified party as incurred.

The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is a party or could be named and indemnity was or would be sought hereunder by such indemnified party, unless such settlement, compromise or consent (a) includes an unconditional release of such indemnified party from all liability for claims that are the subject matter of such action, suit or proceeding and (b) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)           If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering and sale of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Final Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this subsection (e).  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim that is the subject of this subsection (e).  Notwithstanding the provisions of this subsection (e), the Underwriters shall not be required to contribute any amount in excess of the amount of the Underwriters’ commissions referenced in Section 4(a) actually received by the Underwriters pursuant to this Agreement.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)           The obligations of the Company under this Section 7 shall be in addition to any liability that the Company may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability that the Underwriters may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to the Company, and its respective officers, directors and each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

(f)            For purposes of this Agreement, the Underwriters confirm, and the Company acknowledges, that there is no information concerning the Underwritesr furnished in writing to the Company by the Underwriters specifically for preparation of or inclusion in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, other than the statements set forth in the last paragraph on the cover page of the Prospectus and the statements set forth in the “Underwriting” section of the Prospectus and Time of Sale Disclosure Package, only insofar as such statements relate to the amount of selling concession and re-allowance or to over-allotment and related activities that may be undertaken by the Underwriters.

9.            Representations and Agreements to Survive Delivery.  All representations, warranties, and agreements of the Company herein or in certificates delivered pursuant hereto, including, but not limited to, the agreements of the Representative and the Company contained in this Section 9, Section 6(a)(vi) and Section 8 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriters or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Shares to and by the Underwriters hereunder.

10.         Termination of this Agreement.

(a)           The Representative shall have the right to terminate this Agreement by giving notice to the Company  as hereinafter specified at any time at or prior to the Closing Date, if (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the NYSE  or trading in securities generally on the Nasdaq Global Market, New York Stock Exchange or NYSE Amex shall have been suspended, (ii) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the Nasdaq Global Market, New York Stock Exchange or NYSE Amex, by such exchange or by order of the Commission or any other governmental authority having jurisdiction, (iii) a banking moratorium shall have been declared by federal or state or the PRC authorities, (iv) there shall have occurred any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States or the PRC, any declaration by the United States or the PRC of a national emergency or war, any change in financial markets, any substantial change or development involving a prospective substantial change in United States or the PRC or other international political, financial or economic conditions or any other calamity or crisis, or (v) the Company suffers any loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, the effect of which, in each case described in this subsection (a), in the Representative’s reasonable judgment is material and adverse and makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Shares.  Any such termination shall be without liability of any party to any other party except that the provisions of Section 5(a)(vii) and Section 7 hereof shall at all times be effective and shall survive such termination.

(b)           If the Representative elects to terminate this Agreement as provided in this Section, the Company  shall be notified promptly by the Representative by telephone, confirmed by letter.

11.         Notices.  Except as otherwise provided herein, all communications hereunder shall be in writing and, if to the Representative or the Underwriters, shall be mailed, delivered faxed or e-mailed to Brean Murray, Carret & Co., LLC, 570 Lexington Avenue, New York, NY  10022, fax number: (212) 702-6548, Attention:  Richard Serrano and, if to the Company, shall be mailed, delivered, faxed or e-mailed to it at Shennan Road, Hualian Center, Room 301 - 309, Shenzhen, People’s Republic of China fax number: 86-755-83668556, e-mail 01@cnutg.cn:, Attention:  Ms. Jiangping Jiang; or to such other address as the person to be notified may have requested in writing with a copy sent to Sichenzia Ross Friedman Ference LLP, 61 Broadway, New York, New York 10006, fax number (212) 930-9725, Attention: Benjamin Tan..  Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

12.         Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.   Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained.  The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Shares from the Underwriters.

13.         Absence of Fiduciary Relationship.  The Company acknowledges and agrees that: (a) the Representative has been retained solely to act as underwriter in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company and the Underwriters has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriters have advised or is advising the Company on other matters; (b) the price and other terms of the Shares set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Representative and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Underwriters and their respective affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; (d) it has been advised that the Representative  is acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Underwriters, and not on behalf of the Company.

14.         Amendments and Waivers.  No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby.  The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver be deemed or constitute a continuing waiver unless otherwise expressly provided.

15.        Partial Unenforceability.  The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision.

16.        Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

17.        Counterparts.  This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

[remainder of page intentionally left blank]

Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company and the Underwriters in accordance with its terms.

Very truly yours,

UNIVERSAL TRAVEL GROUP

By:	/s/ Jiangping Jiang
Name:	Jiangping Jiang
Title:	Chief Executive Officer, Chairwoman

Confirmed as of the date first above-
Mentioned.

BREAN MURRAY, CARRET & COMPANY, LLC

By:	/s/ Richard Serrano
Name:	Richard Serrano
Title:	Managing Director

Confirmed as of the date first above-
Mentioned.

[Signature page to Underwriting Agreement]

SCHEDULE I

	Number of Underwritten Shares to be Sold	Number of Additional Shares to be Sold
Company:
Universal Travel Group	2,857,143	428,572

Total	2,857,143	428,572

SCHEDULE II

U.S. Counsel Opinions

1.           The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada, with the requisite corporate power to own its properties, and to conduct its business, as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus.

2.           The issuance of the Shares has been duly authorized and, when issued, delivered to you, and paid for by you in accordance with  the Agreement, the Shares will be validly issued, fully paid and nonassessable.

3.           The holders of outstanding shares of capital stock of the Company are not entitled to any preemptive right or right of first refusal, in each case to subscribe to any additional shares of the Company’s capital stock ,set forth in or provided for by the Company’s currently effective Articles of Incorporation or By-Laws (collectively, the “Company Governing Documents”).  or pursuant to any contractual arrangement .

4.           The statements in the Base Prospectus, the most recent Prospectus that is part of the Time of Sale Disclosure Package (the “Time of Sale Prospectus”) and the Final Prospectus under the headings “Description of Capital Stock – Common Stock” and in the Registration Statement in Part II, Item 15, insofar as such statements purport to summarize legal matters, and the Company Governing Documents fairly summarize such legal matters and the Company Governing Documents , in all material respects. .

5.           The Registration Statement has become effective under the Securities Act.  We are not aware of any stop order suspending the effectiveness of the Registration Statement has been issued, or any proceedings for that purpose have been instituted or overtly threatened by the Commission.  Any required filing of the Prospectus, and any required supplement thereto, pursuant to Rule 424(b) under the Securities Act, has been made in the manner and within the time period required by Rule 424(b).

6.           The Agreement has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company. The Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

7.           The Company is not required to register as an “investment company” as defined in the Investment Company Act.

8.           No consent, approval, authorization or filing with or order of any U.S. Federal, State of New York of State of Nevada court or governmental agency or body having jurisdiction over the Company is required, under the laws, rules and regulations of the United States of America, the State of New York and the State of Nevada, for the consummation by the Company of the transactions contemplated by the Agreement, except (i) such as have been made or obtained under the Securities Act and (ii) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by you in the manner contemplated in the Agreement and in the Final Prospectus, as to which we express no opinion.

9.            The issue and sale of the Shares in accordance with the Agreement will not result in a breach or violation of (or constitute any event that with notice, lapse of time or both would result in a breach of violation of):  (i) the Company Governing Documents,  (ii) any statute, rule, or regulation of the United States of America, the State of New York or the State of Nevada which, in our experience, is typically applicable to the transaction of the nature contemplated by the Agreement and is applicable to the Company, (iii) any currently effective order, writ, judgment, injunction, decree, or award issued by a U.S. Court that names and has been entered against the Company and of which we have knowledge, or (iv) any Contract that was filed as an exhibit to the Company’s most recent annual report on Form 10-K, in each case (ii) through (iv) the breach or violation of which would materially and adversely affect the Company.

10.          To our knowledge, except as set forth in the Time of Sale Disclosure Package and the Final Prospectus, the Company is not a party to any written agreement granting any holders of securities of the Company rights to require the registration under the Securities Act of resales of such securities.

We have also reviewed and relied upon certain corporate records and documents of the Company, letters from counsel and accountants, and oral and written statements and certificates of officers and other representatives of the Company and others as to the existence and consequences of certain factual and other matters.

The purpose of our professional engagement was not to establish or confirm factual matters or financial or quantitative information. Therefore, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements or information contained or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus and have not made, or undertaken any obligation to make, an independent check or verification thereof (except as also stated in that opinion letter).  Moreover, many of the determinations required to be made in the preparation of the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus involve matters of a non-legal nature.

  However, subject to the foregoing and based on our participation, review and reliance described in the second preceding paragraph, (i) we, as U.S. counsel to the Company, believe (a) the Registration Statement (as of its effective date), the Time of Sale Prospectus (as of the Applicable Time), the Final Prospectus (as of its date), and any further amendments and supplements thereto (as of their respective dates), as applicable, made by the Company prior to the Closing Date (other than the financial statements and schedules and other financial and statistical data included therein or derived therefrom, as to which we express no belief) appeared on their face to be appropriately responsive, and complied as to form, in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder and (b) the documents incorporated by reference in the Registration Statement and the Time of Sale Prospectus and the Final Prospectus (other than the financial statements and schedules and other financial and statistical data included therein or derived therefrom, as to which we express no belief), at the time they were filed with the Commission, appeared on their face to be appropriately responsive, and complied as to form, in all material respects to the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, and (ii) we confirm that no facts have come to our attention that caused us to believe (a) that the Registration Statement or any amendment thereto filed by the Company prior to the Closing Date (other than the financial statements and schedules and other financial and statistical data included therein or derived therefrom, as to which we express no belief), when the Registration Statement or such amendment became effective, except as it relates to any class of securities other than the Common Stock, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) that the Time of Sale Disclosure Package (other than the financial statements and schedules and other financial and statistical data included therein or derived therefrom, as to which we express no belief), as of 9:00 a.m. EST on __________, 2010 (the “Applicable Time,” which, you have informed us, is a time before the time of the first sale of the Shares by any Underwriter), except as it relates to any class of securities other than the Common Stock, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (c) that, as of its date and as of the Closing Date, the Final Prospectus or any further amendment or supplement thereto made by the Company prior to the Closing Date (other than the financial statements and schedules and other financial and statistical data included therein or derived therefrom, as to which we express no belief), contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  We do not express any belief with respect to the assessments of or reports on the effectiveness of internal control over financial reporting contained in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus.

SCHEDULE III

Form of PRC Opinions

1.           [Insert for each of the PRC Entities] ____________ has been duly organized and is validly existing as a [wholly foreign-owned enterprise] [limited liability company] under the laws and regulations of the PRC; _________’s business license is in full force and effect; _________ of the equity interests of __________ are owned by ________________, and to our Knowledge, such equity interests are free and clear of all liens, encumbrances, equities or claims; and the articles of association, the business license and other constituent documents of __________ comply with the requirements of applicable PRC laws and regulations and are in full force and effect.

2.           Except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, each of the PRC Entities, has full corporate right, power and authority and has all necessary governmental authorizations of and from, and has made all necessary declarations and filings with, all governmental agencies to own, lease, license and use its properties, assets and conduct its business, and such governmental authorizations contain no materially burdensome restrictions or conditions; to our Knowledge, none of the PRC Entities has any reason to believe that any regulatory body is considering modifying, suspending, revoking or not renewing any such governmental authorizations; and each of the PRC Entities is in compliance in all material respects with the provisions of all such governmental authorizations and conducts its business in all material respects in accordance with any PRC laws and regulations to which it is subject or by which it is bound.

3.           Except as set forth in the Registration Statement, the Time of Sale Disclosure Package  and the Final Prospectus, none of the PRC Entities has taken any action nor have any steps been taken or legal or administrative proceedings been commenced or threatened for the winding up, dissolution or liquidation of any of the PRC Entities or for the suspension, withdrawal, revocation or cancellation of any of their respective business license.

4.           The ownership structure of the PRC Entities does not violate any prohibitory provisions of the applicable PRC laws and regulations and the transactions conducted in the PRC involving the PRC Entities relating to the establishment of such ownership structure, in each case, did not and do not violate any explicit provisions of the applicable PRC laws and regulations.

5.           Except as set forth in the Registration Statement, the Time of Sale Disclosure Package  and the Final Prospectus, there are no legal, arbitration or governmental proceedings in progress or pending or, to our Knowledge, threatened, in the PRC to which the Company, or any of the PRC Entities is a party or of which any property of any of the PRC Entities is subject.

6.           As a matter of the laws and regulations of the PRC, none of the PRC Entities or their properties, assets or revenues has any right of immunity, on any grounds, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection with the transactions contemplated by the Agreement.

7.           The sale of the Shares and the compliance by the Company with all of the provisions of the Agreement and the consummation of the transactions contemplated thereby do not result in any violation of the provisions of the articles of association, business license or any other constituent documents of any of the PRC Entities or any applicable statute or any order, rule or regulation, of any governmental agency having jurisdiction over any of the PRC Entities or any of its properties.  No governmental authorization of any governmental agency in the PRC is required for the consummation of the transactions contemplated by the Agreement, other than those already obtained.

8.           No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by the Underwriters to the government of the PRC or to any political subdivision or taxing authority thereof or therein in connection with the execution and delivery of the Agreement, the sale and delivery by the Company of the Shares to or for the account of the Underwriters, the sale and delivery outside the PRC by the Underwriters of the Shares to the purchasers thereof in the manner contemplated in the Agreement, or the consummation of any other transaction contemplated in the Agreement.

Although we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, or the Prospectus, we have no reason to believe, that (a) when it became of effective, any part of the Registration Statement (other than the financial statements and related schedules therein, as to which we express no opinion) describing or summarizing PRC laws and regulations or documents, agreements or proceedings governed by PRC laws and regulations contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading; (b) as of the date of the Agreement and the date hereof, any part of the Prospectus (other than the financial statements and related schedules therein, as to which we express no opinion) describing or summarizing PRC laws and regulations or documents, agreements or proceedings governed by PRC laws and regulations contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein not misleading; or (c) at the time the Prospectus was filed with the Commission or at the date hereof, any part of the Prospectus (other than the financial statements and related schedules therein, as to which we express no opinion) describing or summarizing PRC laws and regulations or documents, agreements or proceedings governed by PRC laws and regulations contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein not misleading.

The term “Knowledge” as used in this opinion shall mean the actual knowledge of the attorneys who have been directly involved in representing the Company after due and reasonable inquiry.

SCHEDULE IV

Participating Underwriters

Number of Shares
being purchased
Brean Murray, Carret & Co., LLC	2,571,429
Rodman & Renshaw LLC	285,714

FORM OF LOCK-UP AGREEMENT

June __, 2010

Brean Murray Carret & Co., LLC
570 Lexington Avenue
New York, NY 10022-6822

Re:	Universal Travel Group
Offering of Common Stock

Dear Ladies and Gentlemen:

This letter is being delivered to you in accordance with the Underwriting Agreement dated June __. 2010 (the “Underwriting Agreement”) between Universal Travel Group (the “Company’) and Brean Murray Carret & Co., LLC (“Brean”) as representative of the underwriters named in Schedule IV thereto (collectively, the “Underwriters”), relating to an underwritten public offering of common stock of the Company, par value $0.001 per share, (the “Common Stock”).  The undersigned, the beneficial owner of shares of the Company’s Common Stock, understands that the Company intends to sell shares of Common Stock of the Company and to grant to Brean an over-allotment option to purchase additional shares of Common Stock (the “Offering”).  All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Underwriting Agreement.

In order to induce the Company and Brean to enter into the Underwriting Agreement and to proceed with the Offering, and in recognition of the benefit that such Offering will confer upon the undersigned as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned irrevocably agrees, with each Underwriter to be named in the Underwriting Agreement, for the benefit of the Company, you and the other underwriters, that the undersigned will not publicly announce any intention to, will not allow any affiliate or subsidiary, if applicable, to, and will not itself, without the prior written consent of Brean, directly or indirectly, (i) offer, pledge, sell, offer to sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any of the shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, shares of Common Stock, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the shares of Common Stock or such other securities convertible into, or exercisable or exchangeable for, shares of Common Stock (whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of the shares of Common Stock or such other securities, in cash or otherwise), in each case, beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) or otherwise controlled by the undersigned on the date hereof or hereafter acquired or otherwise controlled, for a period beginning from the date hereof and continuing to and including the date that is 90 days after the date of the Prospectus (as such term is defined in the Underwriting Agreement); provided, however, that, if the undersigned is an individual, the undersigned may, without the prior written consent of Brean, (i) transfer shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, Common Stock either during his or her lifetime or, on death, by bona fide gifts, will or intestacy to members of the undersigned’s immediate family or to trusts exclusively for the benefit of members of the undersigned’s immediate family, provided that, prior to any such transfer, such transferee executes an agreement, satisfactory to Brean, pursuant to which such transferee agrees to receive and hold such shares subject to the provisions hereof and that there shall be no further transfer except in accordance with the provisions hereof, and (ii) exercise options held in the undersigned's name to purchase shares of Common Stock provided that, any securities obtained upon the exercise of such option will be held subject to the provisions hereof and that there shall be no further transfer of any such securities except in accordance with the provisions hereof.  For purposes of this paragraph, “immediate family” shall mean the undersigned’s spouse, lineal descendents, father, mother, brothers or sisters (including any such relatives by adoption).

The restriction on transfers described in the immediately preceding paragraph shall not apply to the sale of any shares of Common Stock to the Underwriters pursuant to the Underwriting Agreement.

The undersigned confirms that she understands that the Underwriters and the Company will rely upon the representations set forth in this agreement in proceeding with the Offering.  The undersigned agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent against the transfer of Common Stock except in compliance with this agreement.  This agreement shall be binding on the undersigned and his, her or its respective successors, heirs, personal representatives and assigns.  .  If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as such term is defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Sincerely,

Signature

Name

Title